ANNEX A
Filed Pursuant to Rule 433
Registration Statement No. 333-120649
June 22, 2006
PRICING TERM SHEET
Issuer: International Lease Finance Corporation
Issue of Securities: Medium Term Notes, Series Q
Principal Amount: $150,000,000
Coupon: 3m LIBOR + 15 bp
Interest Payment Dates:
Quarterly on the 26th of September, December, March, and June, commencing on September 26, 2006 continuing to and including the Maturity Date
Maturity: June 26, 2009
Initial Price to Public: $100.00
Optional Redemption: None
Minimum Denomination: $1,000 x $1,000
Settlement Date: June 27, 2006
CUSIP: 45974VA40
Underwriters: Deutsche Bank Securities
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the documents incorporated by reference therein and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.